TERRY AMISANO LTD.                                                AMISANO HANSON
KEVIN HANSON, CA, CPA (Nevada)                             CHARTERED ACCOUNTANTS








                       CONSENT OF INDEPENDENT ACCOUNTANT


We consent to the use in this Registration Statement of Dynamic Gold Corp. on Form SB-2 of our Auditor's Report dated August 11, 2004 relating to the balance sheet of Dynamic Gold Corp., as at June 30, 2004, and the related statement of operations, stockholders' equity and cash flows for the period from January 21, 2004 (Date of Incorporation) to June 30, 2004 and the reference to our firm as experts in the Registration Statement.





Vancouver, Canada                                             /s/ Amisano Hanson
December 9, 2004                                          CHARTERED  ACCOUNTANTS